CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Up to 200,000 Shares of Common Stock

$0.30 per share

Coastline Corporate Services, Inc.

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THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY THOSE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE “RISK FACTORS” FOR SPECIAL RISKS RELATED TO THE COMPANY.

ALL SHARES OFFERED HEREBY ARE UNREGISTERED SECURITIES AND MAY NOT BE RESOLD PUBLICLY EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE APPLICABLE STATE AND FEDERAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION THEREFROM.  THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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	Offering Price	Placement Fee (1)	Proceeds To Company (2)
Per Common Stock	$0.30	$0.03	$0.27
Total Maximum	200,000 shares	$6,000	$54,000

(1)

The Company may pay selected U.S. and Canadian broker-dealers a commission of up 10% of the gross proceeds of the Offering.  This commission does not include compensation to any broker-dealers in the form of a non-accountable expense allowance equal to 2% of the gross proceeds of the Offering.  The Company has not, however, at this time contracted with any broker-dealer for its services.

(2)

The proceeds to the Company set forth above have been computed before deducting estimated expenses of $10,000 to be incurred in connection with this Offering, including state filing, printing, legal, accounting and other fees and expenses.

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November 30,  2006

TABLE OF CONTENTS

Prospectus Summary	6
Summary Financial Data	7
Risk Factors	8
Use Of Proceeds	11
Dividend Policy	11
Capitalization	12
Dilution	12
Management's Discussion And Analysis Of Financial Condition And Results Of Operations	13
Business	15
Management	17
Principal Stockholders	18
Description Of Securities	19
Plan of Distribution	20
Legal Matters	20
Experts	20
Where You Can Find Additional Information	20

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You should rely only on the information contained or incorporated by reference in this Offering Memorandum. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information provided by this Offering Memorandum, except where specifically indicated, is accurate as of any date other than the date on the front of this Offering Memorandum.

THE SHARES OFFERED HEREBY ARE BEING SOLD ONLY TO A LIMITED NUMBER OF U.S. INVESTORS AS DEFINED IN RULE 506 OF REGULATIONS D OR SECTION 4(2) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND TO A LIMITED NUMBER OF NON-U.S. INVESTORS AS DEFINED UNDER REGULATION S.  THIS OFFERING IS BEING MADE IN RELIANCE UPON THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH THE PROVISIONS OF SECTION 4(2) OF THE SECURITIES ACT OR REGULATION D AND REGULATION S.  SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING MAY BE MADE AND RESTRICT SUBSEQUENT TRANSFERS OF THE SECURITIES BEING OFFERED.  THE TRANSFERABILITY OF THESE SECURITIES ALSO MAY BE RESTRICTED BY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENSE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFERING OR SOLICITATION BY THE COMPANY OR ANY OTHER PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFERING OR SOLICITATION IS UNLAWFUL OR UNAUTHORIZED.

NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY OFFERS OR SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.  HOWEVER, IN THE EVENT OF ANY MATERIAL CHANGE, THIS MEMORANDUM WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

INVESTMENT IN THESE SHARES INVOLVES A HIGH DEGREE OF RISK, AND CONSEQUENTLY THE PURCHASE OF THE COMPANY’S SECURITIES SHOULD BE CONSIDERED ONLY BY PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND NO NEED FOR LIQUIDITY FOR THEIR INVESTMENT, WHO HAVE SUBSTANTIAL NET WORTH AND WHO CAN BEAR THE RISK OF A COMPLETE LOSS OF THEIR INVESTMENT.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS, OR GIVE ANY INFORMATION, WITH RESPECT TO THE COMPANY, ITS PROPOSED BUSINESS, THE SHARES, OR THE CONSEQUENCES, RISKS OR BENEFITS OF AN INVESTMENT IN THE SHARES, EXCEPT FOR THE INFORMATION CONTAINED HEREIN.  PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION THAT IS NOT CONTAINED IN THIS MEMORANDUM, THE FILED DISCLOSURE DOCUMENTS BEING DELIVERED HEREWITH, OR ANY EXHIBIT THERETO.  ANY STATEMENT MADE HEREIN WITH RESPECT TO ANY DOCUMENT FILED AS AN EXHIBIT TO A FILED DISCLOSURE DOCUMENT IS QUALIFIED BY REFERENCE THERETO.  THE COMPANY HEREBY EXTENDS TO EACH PROSPECTIVE INVESTOR (AND TO HIS PURCHASER REPRESENTATIVE, IF ANY) THE OPPORTUNITY, PRIOR TO THE CONSUMMATION OF THE PURCHASE OF ANY SHARES BY SUCH INVESTOR, TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT THE COMPANY POSSESSES THE SAME OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.  HOWEVER, ALL SUCH ADDITIONAL INFORMATION MUST BE IN WRITING AND IDENTIFIED AS SUCH BY THE COMPANY’S AUTHORIZED REPRESENTATIVE.

THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED OFFERING OF SHARES, AND CONSTITUTES AN OFFER ONLY IF THE NAME OF AN OFFEREE APPEARS IN THE APPROPRIATE SPACE ON THE COVER. ANY REPRODUCTION OR FURTHER DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, IS PROHIBITED.

INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN OBTAINED FROM THE COMPANY AND FROM OTHER SOURCES DEEMED RELIABLE BY THE COMPANY.  SUCH INFORMATION NECESSARILY INCORPORATES SIGNIFICANT ASSUMPTIONS AS TO FACTUAL AND OTHER MATTERS.

ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.  ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIMSELF OR HERSELF AND THE COMPANY IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

THE OFFEREE, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN THIS MEMORANDUM AND ALL ENCLOSED DOCUMENTS TO THE COMPANY IF THE OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE UNITS OFFERED HEREBY.  THE OFFEREE ALSO AGREES BY ACCEPTING DELIVERY

OF THIS MEMORANDUM NOT TO DISCLOSE ANY OF THE INFORMATION CONTAINED HEREIN TO ANY OTHER PERSON.

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHALL BE EMPLOYED IN THIS OFFERING, EXCEPT THE INFORMATION CONTAINED IN THIS MEMORANDUM, IN THE FILED DISCLOSURE DOCUMENTS, AND IN THE SECURITIES PURCHASE AGREEMENT ACCOMPANYING THIS MEMORANDUM.  NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR TO GIVE ANY INFORMATION WITH RESPECT TO THE OFFERING OF THIS OFFERING OR THE OPERATIONS OF THE COMPANY, EXCEPT FOR THE INFORMATION CONTAINED IN THIS MEMORANDUM, IN THE FILED DISCLOSURE DOCUMENTS, AND IN THE SECURITIES PURCHASE AGREEMENT ACCOMPANYING THIS MEMORANDUM.

NO OFFEREE WILL BE ACCEPTED AS A SUBSCRIBER WHO DOES NOT MAKE THE REPRESENTATIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT ACCOMPANYING THIS MEMORANDUM, INCLUDING THE REPRESENTATION THAT SUCH OFFEREE IS ACQUIRING THE UNITS FOR INVESTMENT AND NOT WITH A VIEW TO RESALE OR DISTRIBUTION THEREOF. INVESTORS ALSO WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING.

THE SECURITIES OFFERED BY THE COMPANY ARE BEING OFFERED WITHOUT THE BENEFIT OF AN ESCORW ACCOUNT, AND ALL SUBSCRIPTIONS RECEIVED BY THE COMPANY WILL IMMEDIATELY BECOME AVAILABLE TO THE COMPANY.

THE COMPANY RESERVES THE RIGHT TO REFUSE TO SELL THE SHARES BEING OFFERED HEREBY TO ANY PERSON OR ENTITY, FOR CAUSE OR WITHOUT CAUSE, AND TO WITHDRAW THE OFFERING AT ANY TIME PRIOR TO ACCEPTANCE OF SUBSCRIPTIONS.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, BUSINESS OR TAX ADVICE.  EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN ADVISORS AS TO THE LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT.  IF THIS MEMORANDUM AND/OR ANY OF THE FILED DISCLOSURE DOCUMENTS CONTAIN PROVISIONS OF CERTAIN OTHER DOCUMENTS, REFERENCE IS MADE HEREBY TO THE ACTUAL DOCUMENTS (COPIES OF WHICH WILL BE MADE AVAILABLE TO PROSPECTIVE INVESTORS UPON REQUEST) FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO.  ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

FOR FLORIDA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE FLORIDA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING.  THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA.  IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SAID PURCHASER, WHICHEVER OCCURS LATER.

FOR NEW JERSEY RESIDENTS

THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  NO FILING OF THE WITHIN OFFERING HAS BEEN MADE WITH THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR NEW YORK RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES ("MARTIN") ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES ("MARTIN") ACT, IF SUCH REGISTRATION IS REQUIRED.

THIS OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE.  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SALE OF SHARES IS SUBJECT TO THE PROVISIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT ACCOMPANYING THIS MEMORANDUM CONTAINING EXPLICIT REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS.  ANY INVESTMENT IN THE SHARES SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT ACCOMPANYING THIS MEMORANDUM.

REQUESTS AND INQUIRIES REGARDING THIS MEMORANDUM SHOULD BE DIRECTED TO:

TONI LIZZANO-GRATTON

PRESIDENT

111 SECOND AVENUE NE, SUITE 900

ST. PETERSBURG, FL. 33701

(727) 596-6095

(727) 596-6012 FACSIMILE

EMAIL:  TONI@COASTLINECORPORATESERVICES.COM

OFFERING SUMMARY

This summary highlights certain information appearing elsewhere in this offering memorandum.  For a more complete understanding of this offering, you should read the entire offering memorandum carefully, including the risk factors and the financial statements.  Unless otherwise stated in this memorandum, references to “we,” “us” or “our company” refer to Coastline Corporate Services, Inc..

Coastline Corporate Services, Inc. is a start-up, development-stage company.  We have minimal revenues and we expect to begin operations concurrently with this offering.   We have minimal assets and have incurred losses since our formation on October 27, 2006.

Our principal business objective is to provide services for clients that need to electronically file prospectuses, registration statements, and other documents under U.S. federal securities laws with the Securities and Exchange Commission (SEC) via the SEC’s electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval (“EDGAR”).

The Company’s headquarters is at 111 Second Avenue N.E., Suite 900 St. Petersburg, FL. 33701 and its telephone number is 727-596-6095.  Our website is: www.coastlinecorporateservices.com.  Information contained on our website or that can be accessed through our website is not part of this offering memorandum, and investors should not rely on any such information in making an investment decision.

The Offering

Securities Offered:
Shares Offered	Up to 200,000 shares of Common Stock.

Offering price per share	$0.30 per share.

Common Stock:
Number of shares outstanding before this offering:	612,500 shares of Common Stock.

Number of shares to be outstanding after this offering	812,500 shares of Common Stock if all of the shares are sold.

Gross Proceeds to us	$60,000 if all of the shares are sold, before deducting expenses associated with this offering.

Use of Proceeds

The Company intends to use the net proceeds from this offering for general administrative and working capital uses including, but not limited to:  employee salaries; office rent and expenses; telephone and other communication expenses; marketing, promotion and business development expenses; and legal, accounting and other professional expenses associated with this and any future securities offerings or filings. See “Use of Proceeds.”

Risk Factors

Prospective investors in the Common Stock should carefully consider the information discussed under the heading “Risk Factors.”  The shares offered hereby are highly speculative, involve a high degree of risk, and should be purchased only by those who can afford the loss of their entire investment.

Financial Summary Information

All of the references to currency in this Offering Memorandum are in US Dollars, unless otherwise noted.  The following information summarizes the more complete historical financial information at the end of this Offering Memorandum.

From October27, 2006 (Inception) To November 30, 2006
Income Statement Data:
Revenue	$ 100
Expenses	$ 11,546
Net Profit (Loss)	($11,446)

As of November 30, 2006 (Unaudited)
Balance Sheet Data:
Working Capital	$ 2,053
Total Assets	$ 2,053
Total Liabilities	$0
Shareholder’s Equity	$ 2,053

RISK FACTORS

A purchase of the Shares involves a high degree of risk and should be made only by those who can afford the loss of their entire investment.  Prospective investors should carefully consider the risks below and the other information in this Offering Memorandum before deciding to invest.  This Offering Memorandum also contains certain forward-looking statements that involve risks and uncertainties.  These statements relate to the Company’s future plans, objectives, expectations and intentions.  These statements may be identified by the use of the words such as “expects”, “anticipates”, “estimates”, “intends” and similar expressions.  Actual results could differ materially from those discussed in these statements.  Factors that could contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Offering Memorandum.

Risks Related to Our Operations

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on October 27, 2006, and we have not realized any meaningful revenues.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception is $11,446.  Our ability to achieve and maintain profitability and positive cash flow will be dependent up:

•

Completion of this offering;

•

Our ability to attract customers who require the services we offer;

•

Our ability to generate revenues through the sale of our services to potential clients who need our filing services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to cover our expenses.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate sufficient revenues will cause us to go out of business.

 We are solely dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business.  We may need to obtain additional financing which may not be available, which could cause us to cease operations.

We have limited operations.  We need the proceeds of this offering to pay for administrative and marketing expenses and continual development of our business.  If we sell all of the shares in this offering we expect to net approximately $50,000 after deducting expenses associated with this offering.  While we believe we will have enough capital for approximately one year, we may likely require additional financing in the future to support our operations and any expansion plans may result in additional dilution to shareholders.  There can be no assurances given that such financing will be available in the amounts required or, if available, that such financing may be obtained on terms satisfactory to us.  Further, if additional financing is not available on acceptable terms, we may be forced to curtail our operations, which could have a material adverse effect on our business and financial results.  Furthermore, additional equity or debt financing could give rise to any or all of the following:

•

Additional dilution to our current stockholders;

•

The issuance of securities with rights, preferences or privileges senior to those of the existing holders of our common stock; and

•

The issuance of securities with covenants imposing restrictions on our operations.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.  Factors that may cause our operating results to fluctuate significantly include the following:

•

Our ability to generate enough working capital from future equity sales;

•

Our ability to attract and retain clients who require our filing services;

•

General economic conditions and overall stock market conditions;

•

And, the amount and timing of operating costs, capital expenditures, and future expansion of our business, operations, and infrastructure.

We are dependent upon our President and Director, and our ability to attract additional qualified personnel may be hampered by our small size and limited capital position.

The loss of the services of Ms. Toni Lizzano-Gratton, our President and Director, could have a material adverse effect on us.  We do not maintain any key man life insurance on the life of Ms. Lizzano-Gratton. In addition, there is no assurance we will be able to attract other competent and qualified employees on terms deemed acceptable to us to implement our business plans.

The market for our services is very competitive, and we may not be able to compete with larger, more established EDGAR filers.

Our services have low barriers to entry, and we cannot assure you that we will be able to compete effectively.  We expect competition to intensify as current competitors expand their product offerings and new competitors like us enter the market.  We cannot assure you that we will be able to compete successfully against current or future competitors, or that competitive pressure we face will not harm our business, operating results, or financial condition.

Many of our competitors will have, and potential competitors may have, more experience in the EDGAR filing industry, larger staffs, larger customer bases, greater brand recognition, and greater financial and other resources than we have.  In addition, competitors may be able to develop products and services that are superior to our products and services that achieve greater customer acceptance or that have significantly improved functionality as compared to our existing and future products and services.

Risks Associated with This Offering

Because our President and Director will own more than 50% of the outstanding shares after this offering, she will retain control of us and be able to decide who will be directors and you will not be able to elect any directors.

Even if we sell all 200,000 shares of Common Stock in this offering, Toni Lizzano-Gratton will still own 73.8% of the outstanding shares and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Lizzano-Gratton will be able to elect all of our directors and control our operations.

The shares being sold in this offering are restricted and you may be required to hold your investment for an indefinite period of time.

The Common Stock being sold in this offering is being sold in reliance upon exemptions from registrations under the Securities Act and applicable state securities laws.  As a result, shares issued in this offering are not readily transferable.  Investors in this offering must be able to hold their investment for an indefinite period of time, and there can be no assurances that they will ever be able to sell their shares.

The Price of our Common Stock being sold in this Offering was arbitrarily determined.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value, or other criteria of value.

You will incur immediate and substantial dilution of the price you pay for your shares.

Investors in this offering will incur immediate and substantial dilution in the price paid for your shares.  Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of November 30, 2006, the net tangible book value of our common stock was $2,054 or approximately $0.00335 per share bases upon 612,500 shares outstanding.

Unforeseen Risks.  While the Company is attempting to disclose all of the potential risks associated with an investment in the Company, there can be no assurance that all of the risks are visible to management.  Events occurring in the future may be additional risks to an investment in the Company which are currently unforeseen.

Risks Associated with Forward Looking Statements.  This Offering Memorandum and the Filed Disclosure Documents contain certain statements that are “forward looking statements” within the meaning of Section 27(a) of the Securities Act of 1933.

USE OF PROCEEDS

We expect that the net proceeds from the sale of our common stock in this offering will be approximately $50,000 if all of the shares are sold, after deducting an estimated $10,000 for commissions (if any), legal, accounting, printing and other miscellaneous expenses associated with this offering.

We intend to use the net proceeds of this offering for general administrative and working capital uses including, but not limited to: employee salaries; office rent and expenses; telephone and other communication expenses; marketing, promotion and business development expenses; and legal, accounting and other professional expenses associated with this and any future securities offerings or filings.

Because the net proceeds of this offering are being generally allocated to administrative and working capital uses, investors in this offering must rely on the Company’s management to allocate the limited resources available to the Company and will not have a say in the allocation of the proceeds for this offering.

The following charts depicts management’s best estimate of the use of proceeds from this offering during the next 12 months:

Use of Proceeds	If all 200,000 shares are sold
Gross proceeds Less:	$60,000
Estimated offering expenses	$10,000
Employee salaries	$12,000
Office rent and expenses	$ 6,000
Telephone and data communications	$ 3,000
Business development and marketing	$10,000
Legal, Accounting, and other professional fees	$15,000
Miscellaneous	$ 4,000

TOTAL USE OF PROCEEDS	$60,000

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock in the foreseeable future.  Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

 CAPITALIZATION

The following table sets forth the capitalization of the Company, as of November 30, 2006, and as adjusted to reflect the sale by the Company of 200,000 shares of Common Stock at $0.30 per share.  The table should be reviewed in conjunction with the financial statements and notes thereto included in this Offering Memorandum.

Capitalization	As of November 30, 2006 (Unaudited)	As Adjusted for the Sale of all of the Shares Offered Herein
Total Liabilities	$ 0	$ 0
Common Stock, $.001 par value, 100,000,000 authorized, 612,500 issued and outstanding	$ 612	$ 812
Additional Paid in Capital	$12,888	$72,688
Retained Earnings	($11,446)	($11,446)
Total Shareholders Liabilities and Equity	$2,054	$61,242

DILUTION

At November 30, 2006, the net tangible book value (total tangible assets less total liabilities) of the Company was $2,054, or $0.00335 per share of Common Stock outstanding as of that date.  Giving effect to the sale of all of the shares offered hereby, the net tangible book value of the Company at November 30, 2006 would have been $61,242 or $0.07537 per share of Common Stock (if all of the Shares are sold).  This represents an immediate increase in the net tangible book value to existing shareholders of approximately $0.07202 per share and an immediate dilution of $0.22798 per share of Common Stock to new investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a start-up stage corporation with limited operations and minimal revenues from our business operations.  We do not anticipate that we will generate significant revenues until we implement our marketing plan sufficiently that we generate a significant number customers.  Accordingly, we must raise cash from sources other than operations, and are reliant on investments by others in our company to generate cash and implement our marketing plan.

To meet our need for cash we are attempting to raise money from this offering.  If we sell all of the shares offering in this offering we believe we will have sufficient working capital to meet our needs for the next twelve months.  If we are unable to generate meaningful revenues during the next twelve months, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations.  At the present time, we have not made any plans to raise additional cash other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Plan of Operation

Assuming we sell all of the shares offered in this offering, we believe we can satisfy our cash requirements during the next twelve months.  We do not anticipate that we will be conducting any product development or research, nor do we believe that we will be required to purchase any meaningful property, plant or equipment.  We do not expect significant changes in the number of employees, and we currently have only one employee, our President, Ms. Toni Lizzano-Gratton.

If we are successful is selling all of the shares offered in this offering, our President will then begin to focus on developing a marketing strategy to generate customers and ultimately revenues.  We believe that our initial marketing efforts will be direct sales calls and presentations made by our President to the management teams of a limited number of smaller public companies where our President has had a prior working relationship with these companies.  While we expect to generate customer interest and revenues from these relationships, we cannot be certain that these relationships will result in revenue generation or profitability.

In addition to direct sales calls made to public companies, we intend to develop strategic relationships with capital markets providers that can provide us with a source of referrals such as securities lawyers, accountants and CPAs, broker-dealers, transfer agencies, and other parties that may wish to form a strategic alliance and refer their clients to us for EDGAR services.  We expect to develop these relationships with direct sales calls, direct marketing, and to a lesser extent, participation in industry trade shows and events.

Limited Operating History; Need for Additional Capital

There is a limited amount of historical financial information about us which to base an evaluation of our performance. We are in a start-up stage and have generated only nominal revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to all the risks inherent in the establishment of a new business enterprise, including limited capital resources.

To become successful, we have to sell our services to new clients.  We are seeking equity financing to provide for the capital required to market our services.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing and future shareholders.

Results of Operations

During the period of our inception to November 30, 2006, we hired consultants in the area of bookkeeping, accounting and legal practices.  Our loss since inception is $11,446 of which $10,000 has been for professional fees in connection with this offering, and $1,446 has been for office and general costs.

Liquidity and Capital Resources

As of November 30, 2006 our total current assets were $2,053, which consisted of $1,953 in cash and $100 in customer accounts receivable.  We had no liabilities as of November 30, 2006 and our total working capital was $2,053.  We expect to incur substantial losses over the next twelve months.

Since our inception we have sold a total of 612,500 shares; 600,000 shares to our President for $11,000 and 12,500 shares to a non-affiliated investor for $2,500 under section 4(2) of the Securities Act of 1933.  If we sell all of the shares offered in this offering we expect to receive gross proceeds of $60,000.

BUSINESS

Coastline Corporate Services, Inc, is a Florida corporation formed on October 27, 2006.  We are a development stage company with the principal business objective to provide electronic filing services for clients that need to electronically file prospectuses, registration statements, and other documents pursuant to federal securities laws with the US Securities and Exchange Commission via the SEC’s electronic data gathering system entitled EDGAR®.  This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package.  This electronic format, usually in ASCII, includes additional submission information and coding “tags” within the document for aid in the SEC’s analysis of the document and retrieval by the public.  This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette.  EDGAR® allows registrants to file, and the public to retrieve, disclosure information electronically.

 Principal Products and Services and Principal Markets

Coastline Corporate Services, Inc., is a full-service EDGAR®izing firm that files EDGAR® reports on behalf of public companies.  The scope of work a full-service EDGAR®izing firm undertakes is as follows:  1. Filing for EDGAR® access codes; 2. Conversion of document to EDGAR® acceptable format; 3. Client approval of EDGAR®ized document; 4. Electronic filing of the document.  Management of the Company believes that public companies, through its services, will have the opportunity to receive all of the advantages of using an EDGAR® filing agent, while keeping costs and fees to a minimum.

EDGAR®, EDFN and Industry Background

The SEC has established a program for the electronic filing of documents under the federal securities laws, entitled Electronic Data Gathering Analysis and Retrieval (“EDGAR®”).  This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package.  This electronic format, usually in ASCII, includes additional submission information and coding “tags” within the document for aid in the SEC’s analysis of the document and retrieval by the public.  This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette.  EDGAR® allows registrants to file and the public to retrieve disclosure information electronically.

The SEC began the development of EDGAR® with a pilot program in 1984.  Through a phase-in schedule, the SEC assigned one of ten dates by which all public companies must start filing disclosure documents through the EDGAR® system, which began April 26, 1993.  All publicly-held companies were expected to be required to file disclosure documents through EDGAR® by May 1996, according to the phase-in schedule. As of that date, all public domestic companies were required to make their filings on EDGAR®, except for filings made in paper because of a hardship exemption.  In May 1999, the EDGAR® system began accepting filings in .html (hyper text markup language) format, which allowed filers to maintain the look and feel of the original document, instead of the typewriter style ASCII format.  At the same time, the EDGAR® system also allowed the use of “unofficial” PDF (portable document format) exhibits to filings.

In addition, OTC-BB® companies file registration statements and other required disclosure documentation with the SEC via EDGAR®.  Non-reporting companies, whose securities were already quoted on the OTC-BB® on January 4, 1999, were phased into compliance with the new NASD® requirements in June 2000, and companies out of compliance were delisted until they became fully reporting.

Business Strategy Behind Distribution of Company Services

The economics underlying the Company’s business strategy are simple.  For each new client the Company is able to garner, the Company will usually be able to generate approximately $1,000 to $2,000 in annual revenues.  Those are based on the company’s current fee and retainer structure, which ranges from one hundred ($100) dollars minimum with no maximum.  For example, the Company offers a client a base package which includes filing the issuer’s three 10Qs per year, its annual 10K, up to two 8Ks and a limited number of securities ownership reports per year for a monthly base fee of $100.  Additional fees are charged for document clean-up work, rush or expedited services, and other reports and amended filings. From that point forward, as long as the client continues to utilize the Company’s EDGAR®ization services, each client should be worth a minimum of approximately $1,200 in annual revenues due to the filing of each client’s quarterly and annual SEC regulatory filings.  It must be noted, however, that many companies may wish to electronically file documents in-house or in fact may turn to other sources which may detrimentally impact the Company’s anticipated revenue sources.  As such, the Company’s industry segment is characterized by what is commonly referred to as “reoccurring revenues.”   The Company currently has focused most of its efforts on its organization and pursuing its private offering, and has not implemented it’s marketing plan.

Growth Strategy of Company

The Company believes that the current marketplace of established EDGAR® filers is highly fragmented, with literally dozens of EDGAR® filers located throughout the country.  As such, the Company believes that there is an opportunity for a publicly traded EDGAR® company to acquire several smaller and more established EDGAR® agents.

In addition, the Company provides financial data tables or other difficult-to-format items input prior to each client getting to the EDGAR®ization stage, and Coastline will also work evenings and weekends in order to get a client’s timely EDGAR®ization filed according to a usually “tight” time critical filing schedule.

MANAGEMENT

Our Bylaws provide that we shall have a minimum of one director and a maximum number of fifteen (15) directors allowed, but such number may be fixed from time to time by action of the stockholders or the directors.

Name	Age	Position
Toni Lizzano-Gratton	43	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Director
Dianne Harrison	48	Secretary

The director will serve as director until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.

Toni Lizzano-Gratton, Director, President, Treasurer, Chief Executive Officer and Chief Financial Officer

Toni Lizzano-Gratton has been the Director, President, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company since our inception.  From July 2003 until December 2005, Ms. Lizzano-Gratton served as the vice-president of operations of Island Capital Management, LLC, dba, Island Stock Transfer (“Island”).  Ms. Lizzano-Gratton’s duties at Island Stock Transfer included interacting with the management of publicly held companies who utilized the transfer and registrar services of Island, establishing written policies and procedures for Island, maintaining shareholder records for the accounts of Island, and effecting securities processing and transfers for the clients of Island.  Ms. Lizzano-Gratton was employed by the State of New Jersey from October 1981 until June 2002 in a variety of administrative and IT support positions.  Ms. Lizzano-Gratton’s last position with the State of New Jersey was within the MIS area in the Department of Law and Public Safety where she was responsible for software training and other IT support functions.

Dianne Harrison, Secretary

Ms. Harrison is a lawyer currently licensed to practice law in Florida and Nevada.  She is a graduate of the Stetson University College of Law in May 2000.  While in law school Ms. Harrison was an articles editor her second year and Editor-in-Chief of the Law Review her final year.  She graduated with honors and was voted by the faculty as the female most likely to achieve meritorious service in the field of law.  Prior to her professional career in law, Ms. Harrison worked for the United States Department of Energy holding the highest security clearance while working as a manager of solid waste package design on the Yucca Mountain project.  She spent seven (7) years working for the USDOE.

Significant Employees

Other than the executive officers described above, we do not expect any other individuals to make a significant contribution to our business.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of November 30, 2006, of our common stock by each of our directors, and by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of November 30, 2006, there were 612,500 common shares issued and outstanding.  To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Toni Lizzano-Gratton	600,000	97.95%

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 100 million shares of Common Stock, $0.001 par value, and there shall be one class of preferred bland check stock that may be issued by the corporation solely at the discretion of the Board of Directors.  As of the date of this Memorandum, 612,500 shares of Common Stock are issued and outstanding.  No shares of preferred stock are issued and outstanding.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors and upon liquidation or dissolution of Coastline Corporate Services, Inc. whether voluntary or involuntary, to share equally in the assets available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board of Directors may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Bard of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore.  The Company does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.  There can be no assurance that any dividends of any kind will ever be paid.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

PLAN OF DISTRIBUTION

We are offering up to 200,000 shares of our common stock on a direct basis through our President and Director, and we reserve the right to offer shares through a USA or Canadian based broker-dealer, but have not currently contracted to use any broker-dealer.  The offering price will be $0.30 per share.  Funds received from this offering will be immediately available for use by the Company, as there is no minimum amount of securities that must be sold before we can utilize the proceeds from the sale of shares.

We will sell the shares through our President.  She will receive no commission for the sale of any shares.  She will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.  The President intends to distribute this Offering Memorandum only to friends, established business associates, and her relatives that she believes would be interested in us and a possible investment in the offering.  We will not utilize any advertisement for this offering.

The shares offered herein are being offered to a limited number of US investors as defined in Rule 506 Regulation D, or Section 4(2) of the Securities Act of 1933, as amended; and we anticipate offering shares to a number of non-US investors under Regulation S.

This offering is being made in reliance upon the availability of exemptions from the registration requirements of the Securities Act.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering,  you must:

1.  Execute and deliver a subscription agreement; and

2.  Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Coastline Corporate Services, Inc.

Right to Reject Subscriptions

We have the right to reject or accept subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned by us to the subscriber, without interest or deductions.

LEGAL MATTERS AND EXPERTS

We anticipate Audited Financial Statements as of December 31, 2006 will be prepared by Randal Drake, CPA, and will be provided to subscribers upon written.  We expect to furnish unaudited quarterly reports to our shareholders and an annual audited financial report at the end of each fiscal year.

Certain legal matters in connection with this offering will be passed upon for us by Dianne Harrison, Esq.  Ms. Harrison serves as our corporate secretary and her law firm has been paid a total of $10,000 for legal services provided to our Company through November 30, 2006.

ACCESS TO INFORMATION

Representatives of the Company will answer all inquiries from prospective investors or their purchaser representatives concerning the Company, and any other matters relating to the business of the Company and the Offering and sale of the Shares, and will afford prospective investors and their purchaser representatives the opportunity to obtain any additional information (to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of any representations or information set forth in this Memorandum.

**************

UNAUDITED FINANCIAL STATEMENTS

The financial statements presented on the following pages, together with the notes to the statements, were prepared in accordance with US generally accepted accounting principles, and are were prepared by and are the responsibility of the management of Coastline Corporate Services, Inc.

In the opinion of management, the statements referred to above present fairly, in all material respects, the financial position of Coastline Corporate Services, Inc. (a Development Stage Company) as of November 30, 2006 and the results of its operations and its cash flows for the period from October 27, 2006 (date of inception) to November 30, 2006.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated any meaningful revenue and has incurred a loss from operations since inception.  These factors may raise doubts about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Coastline Corporate Services, Inc.

December 1, 2006

COASTLINE CORPORATE SERVICES, Inc.

(a Development Stage Company)

Balance Sheets

(Unaudited)

As of
November 30,
2006
ASSETS

Current Assets:
Cash and Cash Equivalents	$ 1,954
Accounts Receivable	100
Total Current Assets	2,054

Property and Equipment:	0

Total Assets:	$ 2,054

LIABILITIES

Current Liabilities:
Total Current Liabilities	$ 0

Long-Term Liabilities:	0

Total Long-Term Liabilities	0

Total Liabilities:	$ 0
STOCKHOLDERS EQUITY

Stockholders' Equity:

Common Stock, authorized
100,000,000 shares, par value
$0.001, issued and outstanding on
November 30, 2006 was
612,500 common shares.	$ 612

Additional Paid in Capital	$ 12,888

Deficit Accumulated During the
Development Stage:	(11,446)

Total Stockholders' Equity:	$ 2,054

Total Liabilities and Stockholders' Equity:	$ 2,054

(The accompanying notes are an integral part of these statements)

COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

October 27,
2006 (Inception)
to November 30,
2006

Revenue
Monthly Edgarization Base Fees:	$ 100

Expenses:
Occupancy	$ 250
General and Administrative	323
Professional Fees	10,000
Information Technology	973

Total Expenses:	$ 11,546

Operating Income /(Loss):	(11,446)

Income/(Loss) before Provision
for Income Taxes:	(11,446)

Provision for Income Taxes	-

Net Income/(Loss)	$ (11,446)

Basic and Diluted
(Loss) per Share:	($0.02)

Weighted Average
Number of Shares:	612,500

(The accompanying notes are an integral part of these statements)

COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statements of Cash Flow

(Unaudited)

February 8,
2005 (Inception)
to October 31,
2006
Cash Flows from Operating Activities:
Net Income/(Loss)	$ (11,446)
Adjustments to reconcile Net Income/(Loss): to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts Receivable	(100)
Increase/(Decrease) in Accounts Payable	0
Net Cash Flows Used in Operating Activities:	$ (11,546)
Net Cash Flows Used in Investing Activities:	0
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	$ 13,500
Net Cash Flows from Financing Activities:	$ 13,500
Increase in Cash: Cash- Beginning of Period	-0-
Cash-End of Period	$ 1,954
Non-Cash Investing and Financing Activities:	-0-
Supplemental Disclosures: Interest Paid	-0-
Income Taxes Paid	-0-

(The accompanying notes are an integral part of these statements)

COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

From October 27, 2006 (Inception) to November 30, 2006

(Unaudited

					(Deficit)
					Accumulated
					during
	Price	Common Stock		Paid in	Development	Total
	Per Share	Shares	Amount	Capital	Stage	Equity

Balance, October 27, 2006 (Inception)		-	$ -	$ -	$ -	$ -

Common Shares issued to
Founders for cash	$0.001	600,000	$600	$10,400		$11,000

Common Shares issued for
Cash in November 2006	$0.20	12,500	12	$2,487		$2,500

Net (Loss)					(11,446)	$2,054

Balance, November 30, 2006		612,500	$612	$12,888	(11,446)	$2,054

Coastline Corporate Services, Inc.

(A Development Stage Company)

Notes to Unaudited Financial Statements

(October 27, 2006 (Inception) to November 30, 2006)

NOTE 1.

GENERAL ORGANIZATION AND BUSINESS

Coastline Corporate Services, Inc. (the Company) was incorporated under the laws of the State of Florida on October 27, 2006.

The Company’s principal business plan is to provide EDGAR filing services.  The Company is considered a development stage enterprise.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Basis of Presentation

The statements were prepared following generally accepted accounting principles of the United

States of America consistently applied.

Fiscal Year

The Company operates on a December 31 fiscal year end.

Revenue Recognition

The Company will recognize revenue when services have been provided and collection is reasonably assured.

Cash and Cash Equivalents

For  the  purpose  of  the  statement  of  cash  flows,  cash  equivalents  include  all  highly  liquid investments with maturity of three months or less.

Equipment

Equipment is depreciated using the straight-line method over its estimated useful life.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles  generally accepted  in  the  United  States  of  America  requires  management  to  make  estimates  and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising

Advertising and marketing costs are expensed as incurred.

Earnings per Share

The  basic  earnings  (loss)  per  share  are  calculated  by  dividing  the  Company’s  net  income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year.  The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods.  Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The  numerators  and  denominators  used  in  the  computations  of  basic  and  diluted  EPS  are presented in the following table for the period of October 27, 2006 (inception) to November 30, 2006:

Period Ending Nov. 30, 2006
Numerator for Basic and Diluted EPS
Net Income /(loss) to common shareholders	$(11,446)
Denominators for Basic and Diluted EPS
Weighted average of shares outstanding	612,500
Earnings/(Loss) Per Share
Basic and Diluted	$(0.02)

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation.  In this statement stock based compensation is divided   into   two   general   categories,   based   upon   who   the   stock   receiver   is,   namely: employees/directors and non-employees/directors.  The employees/directors category is further divided  based  upon  the  particular  stock  issuance  plan,  namely  compensatory  and  non- compensatory.  The employee/directors non-compensatory securities are recorded at the sales price when the stock is sold.  The  compensatory  stock  is  calculated  and  recorded  at  the securities’  fair  value  at  the  time  the  stock  is  given.    SFAS 123 also provides that stock compensation paid to non-employees be recorded with a value which is based upon the fair value of the services rendered or the value of the stock given, whichever is more reliable.  Any common stock paid to non-employees will be valued at the fair value, which is the preferred method.  No stock compensation was paid during the period.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

NOTE 3.

STOCKHOLDERS’ EQUITY

Common Stock

The Company has 100,000,000 common shares authorized at a $0.001 par value per share and one class of blank-check preferred stock that can be issued at the discretion of the board of directors .

On October 27, 2006 the Company issued 600,000 common shares at $0.01833 per share to its founder in exchange for the $11,000 cash paid by the founder for legal and other services on behalf of the company immediately prior to its incorporation, and issued 12,500 common shares for $2,500 cash in November 2006 to an non-affiliated investor.

NOTE 4.

PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes.  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $2,518, as of November 30, 2006, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $11,446.  The total valuation allowance is a comparable $11,446.

The provision for income taxes for the period ended January 31, 2006 follows:

Year Ended January 31,	2006

Change in Deferred Tax Asset	$ 2,518
Valuation Allowance	(2,518)
Current Taxes Payable	0
Provision for Income Taxes	$ 0.00

Below is a chart showing the estimated federal net operating loss and the year in which it will expire.

Year	Amount	Expiration
2006	$11,446	2026

NOTE 5.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources include receiving an estimated $50,000 in net proceeds from the offering described herein.

NOTE 6.

THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04) This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re- handling costs may be so abnormal ass to require treatment as current period charges….” This Statement  requires  that  those  items  be  recognized  as  current-period  charges  regardless  of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This  Statement  amends  FASB  Statement  No.  66,  Accounting  for  Sales  of  Real  Estate,  to reference  the  financial  accounting  and  reporting  guidance  for  real   estate  time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No.154 Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.